FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into by and between Cardtronics USA, Inc. (the “Company”), a Delaware corporation, and Paul Gullo (the “Executive”) effective as of January 1, 2019.
WHEREAS, the Company and the Executive are parties to an Employment Agreement dated May 14, 2018 (the “Employment Agreement”); and
WHEREAS, the Company and the Executive desire to enter into this Amendment to amend certain terms of the Employment Agreement;
NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, the Company and the Executive hereby agree, effective as of the date first set forth above, that the Employment Agreement shall be and is hereby amended as hereafter provided:
1.Section 4.(a) of the Employment Agreement shall be deleted in its entirety and be replaced with the following:
4. Annual Bonus: Equity Plan Participation.
(a) Cash Incentive Plan Awards. Executive shall be eligible to receive an annual bonus in respect of each calendar year during the Term (“Annual Bonus”) based on criteria determined in the sole discretion of the Board (or a committee thereof) as part of the Cardtronics, Inc. Annual Executive Cash Incentive Plan (and/or other then-current or similar or successor plan, the “AECIP”) and subject to the terms and conditions of the AECIP, it being understood that (a) the target Annual Bonus at planned or targeted levels of performance shall equal 60% of Executive’s Base Salary and (b) the actual amount of each Annual Bonus to be paid to the Executive shall be determined in the sole discretion of the Board (or a committee thereof) and may range between 0% and 150% of the target Annual Bonus. The Company shall pay each Annual Bonus with respect to a calendar year no later than March 15 of the calendar year following the year to which the Annual Bonus relates, provided that (except as otherwise provided in Section 10 of the Employment Agreement) Executive is employed by the Company on such date of payment.
2.References. All references in the Employment Agreement to Agreement and any other references of similar import shall hereinafter refer to the Employment Agreement as amended by this Amendment.
3.Remaining Provisions. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect. This Amendment embodies the entire agreements and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written relative thereto.
4.Governing Law. This Amendment and all claims, causes of action, or proceedings (whether in contract, in tort, at law, or otherwise) that may be based upon, arise out of, or relate to this Amendment will be governed by the internal laws of the State of Texas, without regard to conflict of laws principles thereof.

5.Amendment Effective Date. This Amendment shall be effective as of the date first listed above.
6.Counterparts. This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all counterparts shall together constitute one and the same instrument.
7.An executed copy of the Employment Agreement is attached herein as Exhibit A for reference.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of this the 31st day of October, 2019.
EXECUTIVE    CARDTRONICS USA, INC.

By: /s/ Paul A. Gullo         By: /s/ Gary W. Ferrera
Name: Paul A. Gullo      Name: Gary W. Ferrera
Title: Chief Accounting Officer      Title: Chief Financial Officer

Attachments:

Exhibit A: The Executed Employment Agreement

EXHBIT A

The Executed Employment Agreement (attached)